UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2012, Broad Street Funding LLC (“Broad Street”), a wholly-owned financing subsidiary of FS Investment Corporation, Deutsche Bank AG, New York Branch (“Deutsche Bank”), and the other lenders party thereto entered into a letter agreement that extends the maturity date of the Amended and Restated Credit Agreement, dated as of January 28, 2011, among Broad Street, Deutsche Bank and the other lenders party thereto (as amended, the “Credit Facility”), from March 10, 2012 to March 24, 2012.  The letter agreement was entered into to provide the parties with additional time to complete the documentation of an amendment to the Credit Facility that is expected to, among other things, extend the maturity date of the facility for one additional year.  No other material terms of the Credit Facility changed in connection with the execution of the letter agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	March 12, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer